                                                                    EXHIBIT 10.6
-------------------------------------------------------------------------------
                      RENTRAK NATIONAL ACCOUNT AGREEMENT
-------------------------------------------------------------------------------

INSTRUCTIONS
-------------------------------------------------------------------------------

     All shaded areas of this Agreement must be completed.
     Processing fees are:
                                                                      U.S. Fee
-------------------------------------------------------------------------------
First store:..........................................................$4,495.00

Multiple stores owned by the same Retailer:
     a)  Additional stores signed at the same time as first store.....$2,250.00
     b)  Additional stores signed at a later date.....................$4,495.00
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
     AGREEMENT
-------------------------------------------------------------------------------

          This AGREEMENT by and between Rentrak Corporation ("Rentrak"), and Lee Video City, Inc.
     --------------------------------------------------------------------------
     ("Retailer") is made effective as of the date executed by Rentrak below.

     Retailer operates a chain of video retail locations. This Agreement shall cover the retail establishments ("Retail Location(s)") listed on Exhibit A hereto. In addition, Retailer operates the central office (Office) and/or warehouse facility (Warehouse) also listed on Exhibit A.
     Rentrak distributes prerecorded videocassettes and other media (hereinafter referred to as "Cassettes" or "PPT Product") to Retailers pursuant to a lease arrangement known as Pay-Per-Transaction(SM) ("PPT" or the "PPT(R) System"). Retailer desires to participate in the PPT System.
     In consideration of the mutual promises and agreements contained herein, the parties agree as follows:

     1. In the event Retailer does not meet Rentrak's credit minimum, annual rental volume and/or automated reporting requirements prior to receiving a Cassette from Rentrak, the processing fee will be refunded. In the event Retailer meets such requirements, Cassettes offered for lease by Rentrak and ordered by Retailer, subject to any ordering limitations which may be imposed, will be shipped "FOB Destination" to Retailer's Warehouse or at Retailer's request, to each Retail Location. Retailer's last order accepted and confirmed by Rentrak shall be final. Rentrak will use its best efforts to assure delivery of Cassettes to Retailer on or before the street date. If, for any reason, Retailer's order or any portion thereof cannot be shipped, Rentrak or Retailer may cancel the unfilled order upon notice and without further liability to the other party.

     2.  Retailer agrees to:

     a) Use Rentrak-approved computer hardware and Point-of-Sale ("POS") system software. Retailer shall, prior to ordering Cassettes, complete, to Rentrak's sole satisfaction, a test of Retailer's computer system and communication ability. Retailer shall also install Rentrak's proprietary Rentrak Profit Maker Software ("RPM") on its computer system (which inclusive with the hardware, RPM and POS system software are collectively referred to as the "POS System"). The RPM shall, at all times, remain the exclusive property of Rentrak.

     b) Timely remit all amounts due Rentrak.

     c) Comply with the reporting system (inclusive of the POS System) established by Rentrak. Rentrak may modify the reporting system from time to time, and Retailer must comply with such modification within ninety (90) days of written notice from Rentrak. Retailer shall permit Rentrak to obtain all reports required pursuant to this Agreement from each Retail Location's POS System and at Rentrak's request from Retailer's central computer (meaning the computer to which all Retail Locations are reporting their rental and sale information, such computer being hereinafter referred to as the "Host Computer"). If Retailer cannot deliver the required reporting to Rentrak within seven (7) days of the due date, Rentrak may, at its sole election, cancel orders and refuse to accept additional orders in process until the required reporting is received.

     d) Honor the designated street date for, and all copyrights applicable to, Cassettes leased hereunder.

     e) Pay all sales, use, property or other taxes of any kind or nature assessed or levied by any taxing authority with respect to Cassettes acquired or leased pursuant hereto, except for income taxes of Rentrak.

     f) At the time of ordering, designate the number of Cassettes being ordered by each individual Retail Location.

     g) Within forty-eight (48) hours of receipt at its Warehouse or at its Retailer Locations, whichever occurs first and prior to any rental thereof, bar-code the Cassettes, enter them into both the designated Retail Location's POS System and the Host Computer and except as limited by paragraph 2(d), hereof, make them available for immediate rental. Cassettes retained at Retailer's Warehouse may not be so retained longer than five (5) days after the street date. Rentrak may provide, and Retailer shall use, identification codes for the Cassettes. Rentrak may periodically prescribe a different identification code, which Retailer will implement within thirty (30) days of written notice.

     h) Process through the appropriate Retail Location's POS System, at the time of the transaction, the rental and sale of all Cassettes. Notwithstanding the foregoing sentence, Retailer may utilize a processing system other than the POS System for a period not to exceed two (2) business days in the event (and only in the event) the Retailer's POS System is nonfunctioning. Retailer shall immediately give Rentrak telephone notice if Retailer's POS System is nonfunctioning. All rental and sale transactions occurring during the nonoperational period will be processed through Retailer's POS System as soon as it is again operational.

     i) Not remove the Cassettes from the Retail Location except pursuant to paragraph 19 or paragraph 20 hereof.

     j) Use its best efforts to rent Cassettes at rates it determines appropriate and prominently display the Cassettes supplied through Rentrak. Retailer shall not rent the Cassettes for a period of longer than seven (7) days in any single transaction to any customer or permit the Cassettes to be leased to or by other video retailers.

     k) Not order quantities of Cassettes in excess of those required to meet anticipated rental demand.

     l) Not disassemble, decompile, reverse engineer, or in any manner tamper with or in any manner alter, copy, or use any hardware or software provided or required by Rentrak except in the manner and for the specific purpose described in this Agreement and in the Rentrak Profit Maker Manual, which by this reference is incorporated into this Agreement. Retailer agrees that it will not divulge or disclose or otherwise make available to any third party whatsoever, or make any use whatsoever, copy or in any way replicate the RPM or allow any third party to do the same. Except as directed by Rentrak, the POS System, including the RPM, shall not be utilized to, in any manner, provide information on rental or sale activity of any Cassettes at the Retail Location, regardless of how the Cassettes were acquired, to any provider of Cassettes under any form of revenue sharing plan or leasing system.

     m) Maintain the Cassettes in good condition and repair.

     n) Not use for any purpose, and not be licensed to use, any names, trademarks, service marks, logos or commercial symbols that belong to or are used by Rentrak or by any owner or supplier of Cassettes to Rentrak ("Program Suppliers").

     o) Retain and reveal certain information with respect to its business. Retailer also acknowledges that accurate verifiable data as to rentals and sales of the Cassettes is imperative and that inaccurate or incorrect reporting by Retailer will cause substantial damage to Rentrak.

     p) Cause all of the Retail Locations owned, controlled or operated as of the date of this Agreement to participate in the PPT System within six (6) months from receipt of Retailer's first cassette at its first Retail Location or for all Retail Locations acquired (by ownership, control or operation) after the date of this Agreement, to participate in the PPT System within thirty (30) days of opening for business. Retailer agrees to immediately notify Rentrak in writing whenever Retailer acquires (by ownership, control or operation) or ceases ownership, control or operation of a Retail Location.

     3. With respect to certain titles offered for lease hereunder, unique credit, pricing terms and/or minimum/maximum ordering requirements may be established. When ordering Cassettes, Retailer shall comply with such minimum/maximum requirements. If the Retailer elects to order such a title and fails to honor the unique terms, Rentrak, in its sole discretion, shall have the right to reduce or increase the number of Cassettes ordered by Retailer.
Program Suppliers, in their sole discretion, respectively, shall have the right to refuse to supply Retailer with PPT Product.

     4. The rights granted to Retailer hereunder with respect to the leasing of Cassettes are dependent upon the rights granted to Rentrak by the Program Suppliers. In the event that Rentrak's PPT rights in and to certain Cassettes terminate for any reason, Retailer's rights to certain Cassettes granted pursuant to this Agreement shall be affected in the following manner. In consideration of Retailer compensating Program Suppliers directly, or returning Program Supplier(s)'s property (i.e., the Cassettes) directly to the Program Supplier(s), which choice Retailer may be given the option of selecting, certain Program Supplier(s) have agreed to permit Retailer to own some or all of those Program Supplier(s)'s Cassettes in Retailer's possession after compensating those Program Supplier(s)'s in accordance with a "purchase formula" or returning the Cassettes Retailer elects not to purchase directly to that Program Supplier. If Rentrak's rights to lease a Program Supplier(s)'s Cassettes terminate, Retailer may be notified in writing by the Program Supplier, and instructed on the choices and procedures to follow. In such event of termination, Rentrak may at that time assign all of its rights as the lessor of Cassettes to the Program Supplier, and Retailer will become a lessee of the Program Supplier.

     5. Retailer is under no obligation to lease any Cassette offered hereto and Rentrak is under no obligation to offer any Cassette to any particular Retailer even if available to other Retailers. Retailer may order Cassettes of a title for one or more of the other Retail Locations and not order Cassettes of the same title for one or more of the Retail Locations. If a Retailer rents Cassettes to the public at a store which was designated in Retailer's order as a PPT participating store with respect to that title and which were obtained by means other than this Agreement, and are of the same title as Cassettes which it has also obtained under this Agreement, Retailer agrees that rentals of all Cassettes of such title, regardless of how obtained, shall be reflected, reported and revenue sharing paid as if the Cassettes were obtained under this Agreement. Notwithstanding the above, with regard to certain Program Suppliers. Retailer may be required to order a given title released by such Program Suppliers for each Retail Location of similar or larger size if Retailer orders the same title for one Retail Location (i.e., if Retail Location A, a store with average monthly revenues of $10,000 from the rental and sale of Cassettes orders a certain title from a certain Program Supplier, Retailer may be required to order the same title for all of Retailer's Retail Locations of similar or larger size to Retail Location A.). Cassettes shall be obtained by Retailer in full compliance with any Program Supplier or Rentrak established minimum/maximum ordering requirements as more fully set forth in paragraph 3 of this Agreement. With respect to Cassettes leased hereunder, Retailer may not purchase the Cassette and use it as rental inventory, remove the title from rental availability except as provided herein, or take any other steps to deprive Rentrak of all available revenue under the established terms for the title's lease term except to the extent that, once "used sell-through" is permitted for a particular title by its terms, Retailer may remove Cassettes no longer required for rental use to Retailer's Warehouse for subsequent sale by recording the same as a sale and making the required remittance to Rentrak upon transfer.

     6. With respect to Cassettes which are offered pursuant hereto, Retailer will be notified of the lease terms which may vary from title to title. Generally, such terms will require the following:

     a) Pay when due a "handling fee" for each Cassette leased. This handling fee may vary from title to title. A portion of the handling fee may represent sales, use or excise taxes.

     b) Weekly payment of a "transaction fee" which may include a minimum lease fee per transaction due regardless of the rental amount received by Retailer.

     c) Weekly payment of a "sell-through fee" with respect to any Cassettes leased pursuant hereto and sold by Retailer to the public. Rentrak may restrict the sale of any Cassettes leased pursuant hereto, or the date of such sale. Retailer shall establish its own sales price for the Cassettes sold pursuant to this Agreement. Retailer may not, however, sell more than five (5) copies of any title to any one customer within any thirty (30) day period. In all cases, Retailer must retain, display, and make available for rental at least one of the Cassettes of a title which it leased pursuant hereto at each Retail Location designated as participating with respect to the particular title throughout the term of the lease.

     d) Pay, when due, and pursuant to the terms established, a "buy-out fee" with respect to the purchase of some or all of the Cassettes leased pursuant to this Agreement and offered for sale by Rentrak at the end of the lease term, which shall not exceed two years. Retailer must either purchase such Cassettes pursuant to the terms provided, if any, or return the Cassettes to Rentrak, unless other instructions for disposal of the Cassettes are provided to Retailer.

     7. Retailer shall pay Rentrak its then current monthly access/users fee as billed by Rentrak. Such fee is currently $36 per Retail Location. Fees are subject to change without notice. In the event Retailer elects to communicate for all of its locations from one central Host Computer, Retailer shall be responsible for paying all costs incurred to deliver the data to Rentrak on a daily basis in a form acceptable to Rentrak.

     8. Retailer shall maintain insurance on all Cassettes in an amount of at least equal to fifty percent (50%) of each Cassette's then current manufacturer's suggested retail price ("Replacement Value"). Retailer shall pay to Rentrak the Replacement Value for all Cassettes which are lost, stolen or destroyed subsequent to delivery to Retailer. The Replacement Value shall be paid to Rentrak immediately upon the destruction, loss or theft of a Cassette. Cassettes discovered missing in the ordinary course of business are to be recorded and paid for when discovered as if they had been sold to the public.

     9. In the event Retailer receives defective Cassettes from Rentrak, it may, within thirty (30) days or receipt, return them freight prepaid to Rentrak. Rentrak will, at its election, replace the Cassettes, billing Retailer the handling fee per Cassette and/or after determining that the defect was not Retailer or consumer related, issue credit for the initial handling fee. In no event will Rentrak be otherwise liable for such Cassettes or any loss of any nature caused thereby. Defective Cassettes not delivered to Rentrak within thirty (30) days of receipt may not be returned for replacement or credit.

     10. Prior to Rentrak's approval of shipments to Retailer, Retailer shall demonstrate to Rentrak's sole satisfaction that it has in operation a comprehensive inventory tracking system which is able, on a demand basis (meaning immediately upon Rentrak's request) to produce reports detailing the information desired by Rentrak on a per Cassette basis and in a format acceptable to Rentrak. Retailer agrees that Rentrak and/or any Program Suppliers may employ shopping services and may, without prior notice to Retailer, conduct during normal business hours, periodic audits of Retailer's business operation and records to verify compliance with the terms of this Agreement. Within twenty-four (24) hours of Rentrak's request, Retailer will deliver to Rentrak at its principal office (or if requested by Rentrak, to its on-site auditor) a list of every title leased pursuant to this Agreement, the number of Cassettes of each leased title, the location of each Cassette, including a list of the customers to whom Cassettes are then on rental, and the location from which each Cassette was rented. Retailer agrees to pay the higher of $2,000 multiplied by the number of Retail Locations, or actual costs to conduct an audit in the event that an audit or shopper's report indicates any breach of this Agreement.

     In addition, Retailer agrees to pay Rentrak all costs associated with processing, by Rentrak or any Program Supplier, rentals and/or sales of cassettes, if any, not properly transmitted or accounted for, together with liquidated damages in an amount equal to the manufacturer's suggested retail price published by Program Supplier at the time of distribution to the Retailer ("Retail Price") for each and every Cassette not at the Retail Location, or properly rented out or properly sold at the time of the audit. Retailer may not return Cassettes which were missing at the audit, in satisfaction of the liquidated damages due under this paragraph. The liquidated damages may be assessed by Rentrak against the Retailer, if, in Rentrak's or any Program Supplier's sole discretion, the breach is intentional. This Agreement may be immediately terminated by Rentrak prior to the Termination Date, defined in accordance with paragraph 16 herein, if any breach of this Agreement is discovered by Rentrak or any Program Supplier at an audit of the Retail Location.

     11. As between Retailer and Rentrak, Retailer acknowledges that Rentrak owns the RPM and that the RPM is proprietary to and a valuable asset of Rentrak and that any unauthorized use (as defined herein) will cause Rentrak irreparable harm and loss. Retailer agrees: (i) not to adapt, duplicate, copy, recreate, and/or assimilate the RPM for use by Retailer or any third party; and (ii) to exercise the highest degree of care in safeguarding the RPM against loss, theft, or inadvertent or purposeful transfer or disclosure of the RPM to any third party. Any acts inconsistent with the above shall constitute an unauthorized use. In the event of any unauthorized use of the RPM by Retailer, Rentrak shall have the right of specific performance of Retailer's obligations pursuant to this paragraph 11 in addition to all other rights and remedies available to Rentrak in either law or equity.

     12. Retailer acknowledges that it is imperative that Program Suppliers, other customers of Rentrak, the parties to this Agreement, the titles involved, the reporting system established by Rentrak and any obligations of Retailer pursuant to the Agreement remain confidential. Retailer agrees that during the term of this Agreement and all times thereafter, it will not disclose to any individual or entity (including but not limited to, business associates, friends or relatives), the participants in PPT, the titles offered pursuant to this Agreement, the reporting system, or any obligations of Retailer pursuant to this Agreement. Notwithstanding the foregoing, Retailer may reveal this Agreement to professional advisors for purposes of providing Retailer with advice regarding execution of the Agreement, Retailer's obligations hereunder, or the performance of Retailer's obligations pursuant to federal, state or local laws. Retailer shall inform any such professional advisor of this confidentiality provision.

     13. "Rentrak", "PPT", "Pay-Per-Transaction", "Ontrak" and "BudgetMaker" are registered or pending trademarks of Rentrak (hereinafter collectively the "Trademarks"). Retailer acknowledges and agrees that Rentrak is the exclusive owner of the Trademarks and all goodwill associated therewith and that Retailer is in no way authorized to use any of the Trademarks. Retailer further acknowledges and agrees that any unauthorized use of the Trademarks is and shall be deemed to be an infringement of the rights of Rentrak. Without limiting the generality of the foregoing, Retailer shall not use any of the Trademarks as part of Retailer's corporate, partnership, trade or other legal name of any corporation, partnership or other entity in which the Retailer has a direct or indirect interest, nor shall Retailer hold out or otherwise employ any of the Trademarks to perform any activity, nor to incur any obligation or indebtedness in such manner as could reasonably result in making Rentrak liable therefor. Retailer shall not during the term of this Agreement, and after termination or expiration of this Agreement for any reason whatsoever, dispute or contest for any reason whatsoever, directly or indirectly, the validity, ownership or enforceability of any of the Trademarks, nor directly or indirectly attempt to dilute the value of the goodwill attached to the Trademarks, nor counsel, procure or assist anyone else to do any of the foregoing.

     14. During the term of this Agreement, Retailer shall obtain all its leased Cassettes exclusively from Rentrak and for this period and for a period of two
(2) years after the term of this Agreement Retailer shall not obtain Cassettes from any other source by lease, consignment, revenue sharing arrangement, or any other manner which competes with, or is substantially similar to PPT, except that during the two (2) year period after the term of this Agreement Retailer may obtain Cassettes from a currently operating revenue sharing business on a title by title basis if Retailer presents a competitive written offer from such currently operating revenue sharing company on each title and Rentrak fails or refuses to meet the terms of such offer. Notwithstanding the above, Retailer has the absolute right in its sole discretion to purchase Cassettes from any source.

     15. Upon termination of a title's lease period, Retailer shall cause to be delivered to Rentrak within fifteen (15) days, all Cassettes thereof not validly purchased or otherwise properly disposed as provided herein. The returned Cassettes shall be rewound, in good condition (normal wear and tear accepted) and shipped in their original packaging. The term "normal wear and tear" is construed to allow Retailer to return manufacturer's defectives and customer defectives. The term "original packaging" shall be construed to include "cut-box" packaging or with Retailer's labels affixed. Retailer shall ship the Cassettes with all shipping and postage prepaid.
     16. This Agreement shall expire on December 31, 2009 ("Termination Date"), unless terminated prior thereto as provided herein.
     a) This Agreement may be terminated by Rentrak, prior to the Termination Date, by notice of termination to the Retailer.
     b) Upon a breach by Retailer of any provision of this Agreement, any addendum to this Agreement, or nay other agreement between Retailer and Rentrak, Rentrak may in its sole discretion: (i) terminate this Agreement and demand return of all Cassettes leased pursuant hereto; (ii) suspend all Retailer's rights hereunder, including ordering privileges, until thirty (30) days after such default has been cured; or (iii) in the event Retailer's breach of this Agreement consists of ordering quantities of Cassettes in excess of those required to meet anticipated rental demand (a determination that such breach has occurred being in Rentrak's sole discretion) then Rentrak may, without notice to Retailer, reduce Retailer's orders of Cassettes to amounts Rentrak deems appropriate.
     c) Retailer may terminate this Agreement if Rentrak has failed to cure, or begun to cure, an event of default by Rentrak for which Retailer has given Rentrak thirty (30) days written notice.
     d) Upon termination of this Agreement, Retailer shall within ten (10) days deliver to Rentrak, freight prepaid, all Cassettes leased hereunder that have not been validly purchased or otherwise properly disposed prior to termination. The returned Cassettes shall be rewound in good condition (normal wear and tear accepted) and shipped in their original packaging. Retailer shall pay the then current manufacturer's suggested retail price for any Cassettes not returned to Rentrak within the time allowed herein, or any extension of such time granted in writing by Rentrak, and shall pay all liabilities remaining due to Rentrak within seven (7) days of termination. Under no circumstances shall Retailer be entitled to or receive any refund or credit for any processing or ongoing fees paid to Rentrak in connection with this Agreement, nor will Rentrak be held liable for any costs associated with the Agreement incurred by Retailer.
     e) If Retailer's breach consists of failure to report rental or sales transactions, Retailer agrees to pay liquidated damages for lost revenue to Rentrak of $.0822 per Cassette multiplied by the number of days that Retailer fails to report to Rentrak, together with a late fee equivalent to five percent (5%) of Retailer's average weekly revenues during the six (6) month period preceding Retailer's failure to report rental or sales transactions multiplied by the number of weeks, or any part thereof, Retailer has failed to report.
     17. Rentrak has established, and will continue to establish from time to time, minimum acceptable net worth requirements for Retailers and minimum acceptable monthly rental revenues. In the event Retailer does not meet Rentrak's established minimum acceptable net worth requirements, Retailer shall provide Rentrak with a personal guarantee(s) satisfactory to Rentrak. In the event Retailer does not meet Rentrak's minimum monthly rental revenue requirements, Rentrak shall have the right, in its sole discretion, to terminate this Agreement pursuant to paragraph 16, hereof.
     18. Retailer, and the shareholders of Retailer, if it is a corporation, and the partners of Retailer, if it is a partnership, shall not voluntarily or involuntarily sell, transfer, assign, encumber, give, lease or sublease (hereinafter collectively referred to as "Transfer") the whole or any part of this Agreement or the Cassettes leased pursuant hereto without Rentrak's prior written consent. Any attempted Transfer, voluntary or involuntary, without Rentrak's prior written consent shall be a default under the terms of this Agreement. Approval of any Transfer shall be in Rentrak's sole discretion and will be subject to certain requirements, terms, and conditions which may be established by Rentrak from time to time.
     19. Retailer may, during the term if this Agreement, desire to conduct centralized sales of Cassettes leased hereunder. Retailer shall have the right to move Cassettes from a Retail Location for the purpose of conducting a sale from a centralized location. Such removal must not last longer than five (5) days and must be tracked by Retailer's previously approved inventory system on a same day basis. A Cassette may not be moved for the purpose of a centralized sale more than five (5) times during the lease term. With respect to any Cassettes sold, such sales must be processed through the appropriate Retail Location(s)'s POS System within seventy-two (72) hours of any sale.
     20. Retailer may, during the term of this Agreement, desire to relocate one or more of its Retail Locations. Prior to an during such relocation, Retailer must comply with all of the following:
     (a) Retailer must deliver to Rentrak written notice of the intended more at least fifteen (15) days prior to the Cassettes leased pursuant hereto being not available for rental as a result of such move;
     (b) The period during which the Cassettes leased pursuant hereto are not available for rental to the public must not exceed ten (10) days, and there may not be more than one weekend (5PM Friday to the close of business on Sunday or 12:00 a.m. Sunday, whichever occurs later) during such ten (10) day period; and
     (c) Retailer must comply with all other requirements which Rentrak may impose with respect to the relocation of a Retail Location.
     21. All notices, consents and approvals ("Notice") permitted or required to be given under this Agreement shall be in writing and shall be deemed to be sufficiently and duly given if set forth in writing and delivered personally or, in the case of Retailer, if left with an adult person working at Retailer's business, or, in the case of either party, if sent by prepaid registered or certified mail or transmitted by telecopier or other form of recorded communication tested prior to transmission, if to Rentrak addressed as follows:
Rentrak Corporation
7227 N.E. 55th Avenue, P.O. Box 18888, Portland, Oregon 97218
Attention: Legal Department
and if to Retailer, [enter Retailer's address]
Lee Video City, Inc.
----------------------------------------------
6851 McDivitt Drive, Bakersfield, CA
----------------------------------------------
93313 Attn: Legal Department
----------------------------------------------
     Any Notice so given or made shall be deemed to have been given or made and received on the date of delivery or on the third (3rd) business day following the day of mailing of the same, or on the day of transmission by telecopier or other form of recorded communication service of the same, as the case may be. Any party from time to time by Notice in writing given pursuant to the terms of this Agreement may change its address for the purpose of this Agreement. In the event of actual or threatened disruption of postal service, Notice shall be delivered or sent by telecopier or other form of recorded communication.
     22. Retailer acknowledges and agrees that no representation or warranty has been made by Rentrak, its directors, officers, employees, shareholders, agents or contractors regarding: (i) the effect upon Retailer's revenues or profits of participation in PPT; or (ii) the Program Suppliers or tiles involved, or to be involved, in PPT. Retailer acknowledges that Rentrak's services under this Agreement are not, in any way or within any geographical area, exclusive to Retailer. Retailer acknowledges and agrees that he has not relied upon any representation or warranty except those received in writing and contained herein and is relying solely upon his own investigation and that of his own advisors. Further Retailer acknowledges: (1) that PPT was created and promoted by Rentrak not by any Program Supplier to Rentrak; (2) that the terms of participation in PPT, to the extent that compliance with them is required, are prescribed by Rentrak, not by any Program Supplier; (3) that PPT is a system of distribution of Cassettes to Retailer, and not a marketing plan or system for distribution to the ultimate user; (4) that there is no substantial association between the operation of Retailer's business and any trademark, service mark, trade name, logotype, advertising or other commercial symbol designating Rentrak, any Program Supplier or PPT; (5) that to the extent Retailer may use promotional literature that contains a trademark, service mark, trade name, logotype, advertising or other commercial symbol of a Program Supplier, such use is merely to advertise the Cassettes available whether or not acquired by Retailer as part of PPT and does not designate in any way PPT or the fact that any entity is involved in or related to PPT; (6) that nothing in this Agreement, the Rentrak Profit Maker Manual, or in PPT affects how Retailer markets or promotes Cassettes to its customers; (7) that nothing in the reference guide entitled "Strategies for Success with PPT" which will be provided to each Retailer affects how Retailer markets or promotes Cassettes to its customers and that ideas therein are suggestions only, not requirements; and (8) to the extent that this Agreement, or Rentrak through this Agreement, imposes any requirements on how Retailer conducts its business, such requirements are necessary, and no broader than necessary, to allow Rentrak to monitor Retailer's obligations under this Agreement.
     23. If any fees or costs are incurred to enforce this Agreement, or if any suit or action is brought to enforce any provision of this Agreement, or for damages for the breach of any of the terms of this Agreements, the prevailing party shall be entitled, at trial and on appeal, if any, to reasonable attorney fees as awarded by the court. This Agreement is and shall be deemed accepted in Oregon and interpreted and enforced in accordance with the laws of the State of Oregon applicable to contracts to be made and to be performed entirely within this state. The parties hereto agree that any suite, dispute, or action brought pursuant to this Agreement shall be brought in the Circuit or District Court for the County of Multnomah, State of Oregon, or the Federal Court for the District of Oregon.
     24. In the event that Retailer brings an action or asserts any claim against Rentrak for damages arising out of this Agreement or from Retailer entering into this Agreement with Rentrak, Retailer agrees to limit any damages claimed to no more than the following percentage of the processing fee paid by the Retailer: 1st day through and including the 91st day following date of Rentrak Agreement - 100%; 92nd day through and including the 183rd day following date of Rentrak Agreement - 75%; 184th day through and including the 275th day following date of Rentrak Agreement - 50%; 275th day through each and every day thereafter following date of Rentrak Agreement - 10%.
     25. Should any term or provision of this Agreement be held to be unenforceable as illegal or against public policy, that term shall be considered served from the rest of this Agreement and the remaining portions of this Agreement shall not be affected. The rights and obligations of Retailer and Rentrak shall be construed and determined, if possible, as if this Agreement did not contain the provision or term held to be invalid. This Agreement, as modified from time to time by authorized Rentrak materials or written addenda, constitutes the entire Agreement and understanding of the parties with respect to the subject matter of this Agreement. Nothing in this Agreement creates a franchise relationship, fiduciary relationship, joint venture, or partnership relationship.
     26. Retailer certifies that the information furnished to Rentrak, including any financial statements furnished herewith and the "credit information" attached hereto, is true and correct. Retailer authorizes Rentrak to check Retailer's credit history and trade and bank references for customary credit information, to confirm the information contained herein and to release information to other creditors regarding Applicant's credit experience with Rentrak. Retailer authorizes any individuals or entities listed in the attached credit information to provide information regarding Retailer's credit history to Rentrak.
     27. This Agreement will be guaranteed by the Guarantors listed below. Each Guarantor agrees that if, now or later:
     a) Retailer shall be or become insolvent: and
     b) Any obligations under this Agreement shall not at all times, until paid or performed, be fully secured by collateral pledged by Retailer. Guarantor hereby forever waives and relinquishes in favor of Rentrak and Retailer and their respective successors, any claim or right to payment Guarantor may now have or later have or acquire against Retailer, by subrogation or otherwise, so that at no time shall Guarantor be or become a "creditor" of Retailer within the meaning of U.S.C.A (S) 547(b), or any successor provision of the Bankruptcy Code.

                           FIRST ADDENDUM TO RENTRAK
                          NATIONAL ACCOUNT AGREEMENT
                          --------------------------

          This ADDENDUM is made as of this 16 day of December, 1994, by and among Rentrak Corporation, an Oregon corporation, ("Rentrak"), Lee Video City, Inc. ("Retailer"), a California corporation with its principal place of business located at 6851 McDivitt Street, Suite A, Bakersfield, California 93313, and Robert Y. Lee, the majority shareholder of Retailer (the "Shareholder").

                                   RECITALS

A. Retailer desires to participate in Rentrak's Pay-Per-Transaction ("PPT") System.

B. Rentrak and Retailer have agreed that Retailer shall enter into a Rentrak National Account Agreement ("PPT Agreement"), along with an addendum (this "Addendum") thereto supplementing and amending the PPT Agreement, to evidence the terms and conditions, among other things, of Retailer's video leasing arrangement under PPT with Rentrak.

C. It is the parties' intention that the terms and conditions of the PPT Agreement together with this Addendum (as such may be amended and supplemented from time to time) and Retailer's obligations thereunder and hereunder shall apply to and be legally binding upon all Retail Locations (as defined herein) owned, managed, operated or controlled by Retailer, the Shareholder, all of their Affiliates (as such term is defined in paragraph 3 below) and their permitted legal representatives, successors and assigns.

D. This Addendum supplements and amends the PPT Agreement that Rentrak, Retailer, and the Shareholder shall sign as of this same date.

                                   AGREEMENT

               Accordingly, in consideration of the mutual promises and agreements contained herein and in the PPT Agreement, dated December 16, 1994, entered into between the parties hereto, the parties agree as follows:

     1.     Effect of Addendum. This Addendum shall only be effective upon
            ------------------
            execution by Rentrak, Retailer and the Shareholder of the PPT Agreement and execution by Rentrak, Retailer and the Shareholder of this Addendum. Unless otherwise stated herein, to the extent any term or provision of this Addendum is inconsistent with or in conflict with any term of the PPT Agreement, this Addendum shall supersede and control any such provision in the PPT Agreement. Unless otherwise modified herein, all terms and conditions contained in the PPT Agreement shall remain in full force and effect.

2.     Definitions. Any capitalized term used herein that is not otherwise
       -----------
       defined herein shall have the meaning set forth in the PPT Agreement.

3.     Amendments to PPT Agreement. The PPT Agreement shall be amended as
       ---------------------------
       follows:

       INSTRUCTIONS - Processing fees shall be revised as follows:
       ------------

       All initial processing fees to participate in PPT shall be waived for all of Retailers current Retail Locations and all those new Retail Locations opened during the term of this Agreement.

       RECITALS - The first paragraph of the recitals section of the PPT
       --------
       Agreement is amended in its entirety and shall read as follows:

            Retailer currently owns and operates a chain of sixteen (16) retail stores identified on Exhibit A. In addition, Retailer operates the central office (Office) and/or warehouse facility (Warehouse) listed on Exhibit A. This Agreement shall apply to and be legally binding upon (i) all current retail stores of Retailer that presently offer the rental or sale of video cassettes or similar media, all of which are listed on Exhibit A, (ii) all future retail stores owned, operated, managed, controlled or acquired by Retailer and/or the Shareholder, their successors and assigns or any of Retailer and/or the Shareholder's Affiliates (as defined below in this paragraph), that offer or otherwise make available the rental or sale of video cassettes or similar media, including, without limitation, any entity that is merged or consolidated with or into Retailer, and
            (iii) any other retail stores that are owned, operated, managed or controlled by any new businesses developed by Shareholder or Retailer that offer or otherwise make available video cassettes or similar media (collectively, the "Retail Locations"). An "Affiliate" shall mean any individual or entity (a) directly or indirectly controlling, controlled by, or under common control with, Retailer or Shareholder; (b) directly or indirectly owning or holding twenty-five percent (25%) or more of an equity interest in Retailer or (c) twenty-five percent (25%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by Retailer or Shareholder; provided, however, that Rentrak and any subsidiary
                            -----------------
            of Rentrak shall not be deemed an Affiliate of Retailer. "Affiliates" shall mean more than one Affiliate.

SECTION 1 - Section 1 of the PPT Agreement is amended in its entirety and shall
---------
read:

1. Subject to Section 5 below, Rentrak shall ship to Retailer prerecorded Cassettes in such quantities and at such times as Program Suppliers (as defined in Section 4 in this Agreement) make available to the PPT System and which Retailer orders. All Cassettes will be shipped "FOB Destination" to Retailer's Warehouse or at Retailer's request, to each Retail Location. Subject to Section 5 below, Retailer's last order accepted and confirmed by Rentrak shall be final. Rentrak will use its best efforts to provide delivery of Cassettes to Retailer on or before the street date. If, for any reason, Retailer's orders cannot be shipped, Rentrak or Retailer may cancel the unfilled order upon notice and without further liability to the other party.

SECTION 2 - The first line of Section 2 of the PPT Agreement is amended in its
---------
entirety and shall read:

2. Retailer agrees to participate in the PPT System on the terms and conditions established by this Agreement, any Rentrak PPT System Manual delivered to Retailer (including any amendments or modifications thereto) and any written notices delivered to Retailer by Rentrak from time to time; provided, however, that the First Addendum to the
--------  -------
Agreement, entered into between Rentrak, Retailer and the Shareholder on the same date as this Agreement ("Addendum"), shall be controlling to the extent that any term or provision in this Agreement is inconsistent with the Addendum. On or before the date of this Agreement, Retailer shall have, and the Shareholder agrees to cause Retailer to have, all of its current Retail Locations identified in Exhibit A to be fin full compliance with the terms, procedures, and requirements, including but not limited to, specifications for computer hardware and software, contained in this Agreement, as amended by the Addendum. All future Retail Locations shall be in full compliance with this Agreement, as amended by the Addendum, including but not limited to, being active on the PPT System and placing their first order for Cassettes under the PPT System, upon opening for business to the general public if the Retail Location is established internally through direct ownership, franchise or otherwise by Retailer or Shareholder, or if the new Retail Location is acquired, within thirty (30) days of the closing date of the acquisition. Retailer agrees to:

SECTION 2(a) - Paragraph (a) of Section 2 of the PPT Agreement is amended in its entirety and shall read:

a) Use Rentrak-approved computer hardware and Point of Sale ("POS") system software. Upon the execution of this Agreement, Retailer shall have caused its present Bonafide Management Systems, Inc. software used at any of its Retail Locations to interface with and be approved by Rentrak for the PPT System. Retailer shall, prior to ordering Cassettes, complete, to Rentrak's sole satisfaction a test of Retailer's computer system and communication ability. Retailer shall also install Rentrak's proprietary Rentrak Profit Maker Software ("RPM") on its computer system (which inclusive with the hardware, RPM and POS system software are collectively referred to as the "POS System"). The RPM shall at all times remain the exclusive property of Rentrak. Each Retail Location listed on Exhibit A shall be active and in communication with Rentrak and shall have placed its first order for Cassettes under the PPT System on or before the date of this Agreement, all in strict compliance with Rentrak's specifications and the terms and conditions of this Agreement (collectively, the "PPT Requirement"). Failure by Retailer to satisfy the PPT Requirement shall be deemed to be a breach of this Agreement. In addition to, and not in lieu of any other damages suffered by Rentrak, the parties agree that for each calendar day that any Retail Location remains inactive, the term of this Agreement and all of the obligations hereunder, including all of the ordering obligations provided in
Section 5 hereunder shall be irrevocably and automatically extended seven (7) additional days for each day that any of the Retail Locations listed on Exhibit A are at any time after December 16, 1994 in "inactive" status with respect to the PPT System, or any future Retail Locations are in "inactive" status with respect to the PPT System after the time permitted in Section 2 of this Agreement. The term "inactive" shall mean that the Retail Location is not a participant in the PPT System because it has not placed its first order for Cassettes within the time period designated in Section 2, has failed to install and/or operate the POS Software, fails to meet Rentrak's computer interface specifications or has otherwise failed to comply with the terms of this Agreement. For example, by way of illustration only, if 5 Retail Locations were inactive on a given day, the term of this Agreement, including, but not limited to the purchase obligations in Section 5 of the Addendum would be automatically extended 35 days for each day such Retail Locations remained inactive. Retailer shall be responsible for all costs relating to computer hardware and software used in connection with the Rentrak PPT System.

SECTION 2(b) - Paragraph (b) of Section 2 of the PPT Agreement is amended in its
------------
entirety and shall read:

b) Timely remit all amounts due Rentrak. Rentrak and Retailer agree that any "handling fee," "transaction fee," "sell-through fee," "end of term buy-out fee" or other fees payable with respect to any Cassettes leased pursuant hereto shall be payable one hundred eighty (180) days after the date of Rentrak's invoice for such fee; provided, however, that
                      -----------------
in the event Retailer does not make timely remittance of any and all amounts due Rentrak, in addition to Rentrak's other rights hereunder, under any other agreement between Rentrak and Retailer and under applicable law, Rentrak may stop shipment of Cassettes to Retailer or ship Cassettes on a COD basis with the amount due for such Cassettes to include (i) Rentrak's reasonable estimate of future payments likely to be due with respect thereto and (ii) an amount covering a portion, determined in Rentrak's sole discretion, of the amounts past due Rentrak. Retailer shall pay interest of one percent (1%) per month on all accounts receivable not paid pursuant to the terms of this Agreement and the Addendum.

SECTION 5 - Section 5 of the PPT Agreement is amended in its entirety as
---------
follows:

(a) For a period of ten (10) years from the date of this Agreement and the Addendum, Retailer and its permitted legal representatives, successors and assigns shall order and obtain from Rentrak and Retailer shall cause its Affiliates to order and obtain from Rentrak for all Retail Locations, and Shareholder shall cause Retailer and such other persons or entities that own, operate, manage or control such Retail Locations to order, all of such Retail Locations' requirements of cassettes of all rental priced video titles or other media released to or otherwise made available under the PPT System, in full compliance with all terms and conditions contained in this Agreement as modified and supplemented by the Addendum and all Program Supplier or Rentrak established minimum and maximum ordering limitations and/or requirements and monthly communication charge requirements. "Rental priced" Cassettes shall mean any and all Cassettes that have a manufacturer's suggested retail price of $35 or more. With regard to ordering limitations imposed by certain Program Suppliers, if Retailer elects to carry a particular title in a Retail Location, Retailer shall be required to order a given title released by such Program Suppliers for each Retail Location of similar or larger size if Retailer orders the same title for one Retail Location (i.e. if Retail Location A, a store with average monthly revenues of $10,000 from the rental and sale of video cassettes orders a certain title from a certain Program Supplier, Retailer may be required to order the same title for all of Retailer's Retail Locations of similar or larger size to Retail Location A). In the event Rentrak or any of its subsidiaries offers any non-video Cassettes through its PPT System (such as, for example, CDROM, SEGA, Nintendo or other programming, including but not limited to interactive media software), Retailer and Shareholder each agrees for a period of ten (10) years from the date of this Agreement to cause all Retail Locations to order and purchase all of their requirements of such non-video Cassettes exclusively from Rentrak; provided, however, that, Retailer shall not be required to order a
         -----------------
particular non-video Cassette from Rentrak if Retailer obtains such product from a third party non-affiliated provider of such product for a price that matches or is more favorable than the price offered by Rentrak. Each calendar quarter Rentrak shall provide Retailer with a price list for its non-video Cassettes. As long as Rentrak's prices are better than the prices offered by third party unaffiliated suppliers of such product, Retailer shall order all of its requirements of such product exclusively from Rentrak until it receives an equal or lower priced offer (a "Competing Offer"). Upon receiving such an offer, Retailer shall notify Rentrak in writing of such offer and provide sufficient evidence of the Competing Offer to Rentrak. Rentrak shall have 24 hours upon receipt of the notice of Competing Offer to offer a price that is lower than the one offered by the third party unaffiliated supplier. Anytime Rentrak fails to offer a more favorable price and Retailer purchases non-video Cassettes from another source, Retailer shall provide Rentrak with a true copy of the invoice for such product upon the request of Rentrak.

(b) Section 3 of this Agreement shall not in any way limit or restrict Retailer's obligations pursuant to Section 5(a) of the Addendum. In the event Retailer elects not to obtain a particular rental priced title from a Program Supplier, Retailer shall not obtain such title from any source other than Rentrak.

(c) If a Retailer rents cassettes or other media to the public at a store which was designated in Retailer's order as a Retail Location with respect to that title, and which were obtained by means other than pursuant to this Agreement and the Addendum, and are of the same title as Cassettes which Retailer has also obtained under this Agreement and the Addendum, or could have been so obtained, Retailer agrees that rentals of all cassettes or other media of such title at that Retail Location, regardless of how obtained, shall be reflected, reported and revenue sharing paid as if they were obtained under this Agreement and the Addendum. With respect to Cassettes leased hereunder and under the Addendum, Retailer may not purchase the cassettes or other media of such title and use them as rental inventory, remove the title from rental availability except as provided herein and in the Addendum, or take any other steps to deprive Rentrak of all available revenue under the established terms for the title's lease term except to the extent that, once "used sell-through" is permitted for a particular title by its terms, Retailer may remove Cassettes no longer required for rental use to Retailer's Warehouse for subsequent sale at non-PPT locations by recording the same as a sale and making the required remittance to Rentrak upon transfer.

SECTION 10 - The first paragraph of Section 10 is amended to require Rentrak to give Retailer not less than twenty-four (24) hours
              ------------------------------------
notice of its request for a list of every title leased pursuant to this Agreement, the number of cassettes of each leased title, the location of each cassette, including a list of customers to whom cassettes are then on rental, and the location from which each cassette was rented.

SECTION 12 - Section 12 of the PPT Agreement is amended in its entirety and shall read as follows:

Shareholder and Retailer acknowledges that it is imperative that Program Suppliers, other customers of Rentrak, the parties to this Agreement and the Addendum, the titles involved, the reporting system established by Rentrak, any obligations of Retailer and Shareholder pursuant to this Agreement and the Addendum, and all other aspects of execution, delivery and performance of this Agreement and the Addendum, including the terms thereof, remain confidential. Retailer and Shareholder hereby each agrees that during the term of this Agreement and the Addendum and for twenty-four (24) months thereafter, it will not disclose to any individual or entity (including but not limited to, business associates, friends or relatives), any of the terms or conditions of this Agreement and the Addendum or any of the participants in the PPT System, the titles offered pursuant to this Agreement and the Addendum, the reporting system, or any obligations of Retailer and Rentrak pursuant to this Agreement and the Addendum, unless such disclosure is required by court order, federal or state securities laws or franchising laws, or to professional advisors for purposes of obtaining advice regarding execution, delivery and performance of this Agreement and the Addendum, their obligations hereunder or the performance of their obligations pursuant to federal, state and local laws. Retailer shall inform such professional advisor of this confidentiality provision and obtain from such professional advisor an agreement to comply with the terms hereof (such agreement to be in a form satisfactory to Rentrak). With respect to disclosures made under the securities laws, Retailer agrees to exercise its best efforts to maintain the confidentiality of this Agreement, including its terms by cooperating with Rentrak and seeking confidential treatment of the contemplated disclosures from the SEC, if requested by Rentrak. [Retailer (and its officers and directors) agree to endorse Rentrak and make positive statements concerning Rentrak and the PPT System and shall not in any way disparage Rentrak or the PPT System to the press, trade, public or anyone else, except as may be required by applicable law.] These obligations contained in this Section 12 shall survive the expiration and termination of this Agreement and the Addendum and continue thereafter for a period of twenty-four (24) months. In the event of an unauthorized disclosure of any of the confidential terms stated in this Section 12, the terms of this Agreement may, in Rentrak's sole discretion, be extended by a period of five (5) years. Notwithstanding the foregoing, Retailer hereby agrees that Retailer (and its officers and directors) shall confirm the existence of this Agreement at such time as requested by Rentrak in writing.

     SECTION 14 - Section 14 of the PPT Agreement is amended in its entirety and
     ----------
     shall read as follows:

     In addition and subject to the obligations of Retailer, the Shareholder and their Affiliates, and their permitted legal representatives, successors, and assigns, set forth in Section 5 and Section 31 of this Agreement, Retailer (a) during the term of this Agreement and this Addendum, shall obtain all of their leased Cassettes for the Retail Locations exclusively from Rentrak and shall not obtain Cassettes from any other source by lease, consignment, revenue sharing arrangement, or any other manner which competes with, or is substantially similar to PPT and (b) shall have the absolute right in their sole discretion to purchase video cassettes and other media from any source.

     SECTION 16 - The following paragraph shall be added to Section 16 of the
     ----------
     PPT Agreement to read in its entirety as follows:

     f) Upon expiration or termination of this Agreement and the Addendum for any reason, Rentrak and Retailer agree that they shall not make any derogatory, negative, or otherwise disparaging remarks of any nature whatsoever about each other.

4.   Additional Terms of the PPT Agreement. The following additional terms
     -------------------------------------
     shall be added to the PPT Agreement:

     SECTION 28 - Dissemination of Data. Rentrak may use financial and business
     ----------   ---------------------
     data which it acquires from Retailer or its representatives including revenue and quantities, hereinafter "Data", for the purpose of promoting its PPT concept. Rentrak will not identify Retailer in the use of such data. Rentrak will exercise reasonable efforts to protect Retailer's competitive advantage of owning this Data. Retailer will use its best efforts to promote the PPT concept and assist Rentrak in its relationship with other retailers and movie studios as long as by doing so Retailer would not jeopardize its competitive advantage. Rentrak may use quotes and other testimonials given by Retailer to promote PPT. Prior to the use of such data or quotes by Rentrak or its representatives, Rentrak will obtain Retailer's approval, which shall not be unreasonably withheld.

     SECTION 29 - Future Stores. Subject to the second sentence of this Section
     ----------   -------------
     29, during the term of this Agreement as modified and supplemented by the Addendum, all existing and future Retail Locations owned, operated, managed, controlled or acquired by Retailer (including, without limitation, all retail stores of any other entity that is merged or consolidated with or into Retailer that offer or make available the sale or rental of video cassettes or similar media), the Shareholder, their Affiliates and their successors and assigns, shall, in the sole discretion of Rentrak, be subject to and shall comply with (a) all of the terms and conditions set forth in this Agreement and the Addendum pertaining to Retailer and the Retail Locations and Shareholder agrees to cause such Retail Locations to be legally bound by the terms and conditions of this Agreement as modified and supplemented by the Addendum, or (b) the terms of trade with regard to PPT pursuant to existing agreements with Rentrak (the "Existing Agreement") then applicable to the particular retailer and/or retail stores acquired by Retailer (collectively, the "Acquired Retailer") or a particular retailer that acquires Retailer or any of Retailer's Retail Locations (collectively, the "Acquiring Retailer"). If the PPT terms of trade with Rentrak differ at any Acquired Retailer or Acquiring Retailer, as the case may be, Rentrak may elect in its sole discretion to (i) have the Existing Agreement continue to apply to the Acquired Retailer or Acquiring Retailer, as the case may be, in accordance with its terms, selectively on a store by store basis or storewide, and upon the expiration of the Existing Agreement, the Acquired Retailer or Acquiring Retailer, as the case may be, shall be subject to and shall comply with the terms of this Agreement and Addendum for the remainder of its term, or (ii) have the Acquired Retailer or Acquiring Retailer, as the case may be, assume and be subject to and comply with the terms and conditions of this Agreement and Addendum selectively on a store by store basis or storewide, in which event this Agreement and Addendum shall control and supercede the Existing Agreement. Upon the opening or acquisition of any Retail Location by the Shareholder or any entity that is an Affiliate of the Shareholder, other than the Retailer, the Shareholder agrees to execute or cause the person or entity that owns, operates or manages the Retail Location to execute, this Agreement and the Addendum and be legally bound to the terms thereof as though such Shareholder or Affiliate was the Retailer. If as provided above, Rentrak elects to have an Acquiring Retailer be subject to the terms of this Agreement and Addendum, Shareholder and Retailer agree to cause any successor entity of Retailer through purchase of assets, merger, consolidation, business combination or otherwise, to assume and fully perform all obligations and agree to be legally bound by all terms and conditions of this Agreement as amended and supplemented by the Addendum pursuant to an Assumption Agreement, in form and substance reasonably satisfactory to Rentrak.

SECTION 30 - Successors and Assigns. Subject to Rentrak's right in Section 29
----------   ----------------------
to cause Acquired Retailers and Acquiring Retailers to remain subject to the Existing Agreement, this Agreement and the Addendum shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 31 - No Other Revenue Sharing. During the term of this Agreement,
----------   ------------------------
as amended and supplemented by the Addendum (and any extensions hereof and thereof), and for a period of two (2) years from the date of the termination or expiration of this Agreement, as amended and supplemented by the Addendum, Retailer, the Shareholder and their Affiliates shall not order for any Retail

Location or other retail store or otherwise obtain from any source other than Rentrak on a lease, consignment, revenue sharing or similar arrangement, any prerecorded video titles whether on cassettes or other media. Retailer and the Shareholder agree to cause all of their Affiliates and all of the Retail Locations to comply with this Section 31.

SECTION 32 - Promotional Activity. The relationship between Rentrak and
----------   --------------------
Retailer concerning its PPT activities shall be made public only at the discretion of Rentrak. At Rentrak's request, Robert Y. Lee agrees to appear in promotional advertisements, provided that the personal time commitment of Robert Y. Lee to participate in such advertisements shall not exceed 24 hours per year. Rentrak will pay all out-of-pocket costs associated with such promotional activity.

SECTION 33 - Inventory. Rentrak shall have no obligation to ship Cassettes to
----------   ---------
Retailer until Retailer until Retailer demonstrates to Rentrak's reasonable satisfaction that Retailer has in operation a comprehensive inventory tracking system which is able, on a demand basis (meaning immediately upon Rentrak's request) to produce reports detailing the information desired by Rentrak on a per video cassette basis in a format acceptable to Rentrak. Retailer shall not shift or transfer any inventory of Cassettes between Retail Locations unless and until Retailer establishes an inventory tracking system that is approved by Rentrak in writing.

SECTION 34 - Press Release. Rentrak may in the exercise of its sole discretion
----------   -------------
prepare and release a press release describing the transaction contemplated herein and in the Stock Purchase Agreement.

SECTION 35 - Preservation of Business. For a term of ten (10) years from the
----------   ------------------------
date of this Agreement, Retailer agrees to continue, and Shareholder agrees to cause Retailer to continue, in the retail video business, including the rental of Cassettes, with respect to all of the Retail Locations listed on Exhibit A.

SECTION 36 - Recitals as Part of Agreement. The recitals to this Addendum
----------   -----------------------------
and the PPT Agreement are hereby incorporated into and made a legally binding part of the PPT Agreement and Addendum.

SECTION 37 - Term of Agreement. Subject to being extended as provided in Section
----------   -----------------
2(a) of the PPT Agreement as amended by this Addendum, Retailer's purchase obligations pursuant to Section 5 of the PPT Agreement, shall continue for a period of 10 years commencing on December 16, 1994 and ending on December 17, 2004, after which time the PPT Agreement may be terminated by Rentrak as provided therein.

     SECTION 38 - Merger. Retailer shall not engage in a merger or any transfer
     ----------   ------
     or sale of its assets outside of the ordinary course of business without the prior written consent of Rentrak which consent shall not be unreasonably withheld, provided however, for as long as any indebtedness
                            ----------------
     is outstanding or otherwise owed to Rentrak or any of its subsidiaries including past due trade accounts, Rentrak may withhold its consent in its sole discretion.

     SECTION 39 - Termination Fee. Anything to the contrary set forth above
     ----------   ---------------
     notwithstanding, in the event that Ron Berger ceases to be employed by Rentrak and Retailer is acquired by or merges with another entity, and the terms of that transaction require termination of the PPT Agreement before its expiration date as set forth herein, Retailer may pay to Rentrak an amount equal to .3% of the Annualized Trend Revenues (as defined below) generated by Retailer's Retail Locations, prorated over the remainder of the term of the PPT Agreement, as a termination fee. Upon Rentrak's receipt of said termination fee, and any handling fees, transaction fees, sell-thru fees, end of term buy-out fees, and any other fees owed to Rentrak under the PPT Agreement as modified by this Addendum or pursuant to any other agreement, the PPT Agreement and this Addendum shall terminate upon payment, of such fees, and the parties shall be released of all further obligations thereunder, except as set forth in Sections 12 and 31 which provisions shall survive and continue as provided therein. Annualized Trend Revenue shall be defined as the actual total gross revenue of the Retailer for the previous calendar year, excluding sales tax, increased at the rate of 15% per year for each year remaining under the term of the PPT Agreement as modified by this Addendum. For purposes of computing Annualized Trend Revenue, the year in which the termination is made shall be treated as a full year for purposes of proration. For example, if Retailer had gross revenues (excluding sales tax) of $100,000 for the previous calendar year and termination was made as of September 30, 2003, the termination fee would be $741.75 ($115,000 + $132,250 x .3%).

     SECTION 40 - Key Main Life Insurance. During the term of this Agreement,
     ----------   -----------------------
     the Company shall procure and maintain in full force and effect with all premiums due fully paid, a key man life insurance policy insuring Robert Y. Lee in the amount of $3 million, which policy shall name Rentrak as the sole beneficiary. Proceeds from such policy shall be applied against any indebtedness owed Rentrak by the Company and the surplus, if any, shall be retained by Rentrak. A copy of such policy and evidence that all premiums due have been fully paid shall be delivered to Rentrak on or before December 30, 1994.

5.   Counterparts. This Addendum may be executed in one or more counterparts,
     ------------
     each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

               IN WITNESS WHEREOF, the parties have caused this Addendum to be executed as of the day and year first written above.

                          RENTRAK:          RENTRAK CORPORATION

                                            By  /s/Ron Berger
                                              --------------------------
                                                Ron Berger, President

                          RETAILER:         LEE VIDEO CITY, INC.

                                            By  /s/Robert Y. Lee
                                              -----------------------------
                                                Robert Y. Lee, President

                          SHAREHOLDER:      ROBERT Y. LEE

                                            By /s/Robert Y. Lee
                                              -----------------------------
                                               Robert Y. Lee

                           SECOND ADDENDUM TO RENTRAK
                           NATIONAL ACCOUNT AGREEMENT

     THIS SECOND ADDENDUM is made as of this 24th day of August, 1995, between Rentrak Corporation, an Oregon corporation ("Rentrak"), Lee Video City, Inc., a corporation organized under the laws of California ("Retailer"), and Robert Y. Lee, a majority shareholder of Retailer (the "Shareholder").

                                   RECITALS

A. Retailer is currently a participant in Rentrak's pay-per-transaction ("PPT") system pursuant to Rentrak's National Account Agreement, dated December 16, 1994 (the "PPT Agreement"), as amended and supplemented by the First Addendum to Rentrak National Account Agreement, dated December 16, 1994 (the "First Addendum").


B. Rentrak and Retailer desire to modify and supplement certain of the terms and conditions of Retailer's video leasing arrangements under PPT with Rentrak by amending and supplementing the PPT Agreement and First Addendum as set forth in this Second Addendum to Rentrak National Account Agreement, dated August 24, 1995, as such may be further amended and supplemented from time to time (collectively, this "Addendum"). The PPT Agreement, as modified and amended by the First Addendum and Second Addendum, are sometimes referred to herein as this "Agreement."

C. It is the parties' intention that the terms and conditions of the PPT Agreement, the First Addendum and Second Addendum shall apply and be legally binding upon all Retail Locations (as defined in the First Addendum) owned, managed, operated or controlled by Retailer and Shareholder, together with all of their Affiliates (as defined in Paragraph 3 of the First Addendum) and their permitted legal representatives, successors and assigns.

                                   AGREEMENT

     Accordingly, in consideration of the mutual promises and agreements contained herein and in the PPT Agreement, the parties agree as follows:

1.   Effect of Second Addendum. Unless otherwise stated herein, to the extent
     -------------------------
     any term or provision of this Second Addendum is inconsistent with or in conflict with any term of the PPT Agreement or First Addendum, this Second Addendum shall supersede and control any such provision in the PPT Agreement or First Addendum. Unless otherwise modified herein, all terms and conditions contained in the PPT Agreement and First Addendum shall remain in full force and effect. All transactions relating to PPT effected between the parties under the PPT Agreement on or after the date of this Second Addendum shall be governed by and subject to

Page 1 - SECOND ADDENDUM TO NATIONAL ACCOUNT AGREEMENT the PPT Agreement as modified and supplemented by the First Addendum and Second Addendum.

2.   Definitions. Any capitalized term used herein that is not otherwise defined
     -----------
     herein shall have the meaning set forth in the PPT Agreement.

3.   Amendments to PPT Agreement. The PPT Agreement and First Addendum shall be
     ---------------------------
     amended as follows:

     SECTION 2(b) - Effective October 1, 1995, paragraph (b) of Section 2 of
     ------------
     the First Addendum shall be amended to change the words "one hundred eighty
     (180) days" in the fourth line of Section 2(b) in the First Addendum to "sixty (60) days." All other provisions contained in Section 2(b) of the First Addendum shall remain in full force and effect

     SECTION 5 - Effective October 1, 1995, Section 5 of the First Addendum
     ---------
     shall be amended in its entirety as follows:

     SECTION 5(a) - For a period of ten (10) years, commencing October 1, 1995,
     ------------
     and ending September 30, 2005, Retailer and its permitted legal representatives, successors and assigns shall order and obtain from Rentrak (and Retailer shall cause its Affiliates to order and obtain from Rentrak) for all Retail Locations and Shareholder shall cause Retailer and such other persons or entities that own, operate, manage or control such Retail Locations to order a sufficient volume of Cassettes of rental priced video titles released to or otherwise made available under the PPT System ("Product") necessary to cause Retailer to pay Rentrak revenue sharing and handling fee payments that are equal on an annual basis to at least ten percent (10%) of Retailer's gross revenues (the "Purchase Requirement"). The Retailer's Annual gross revenues shall be pro rated for any partial years during which the Purchase Requirement is in effect. Retailer's annual gross revenues shall be determined on a consolidated basis in accordance with generally accepted accounting principles, consistently applied and shall include revenues from all sources. For the period beginning October 1, 1995, through December 31, 1995, the determination of the Purchase Requirement shall be based on audited financial statements for the fourth quarter certified by a nationally recognized independent accounting firm. Thereafter, the determination of Retailer's annual gross revenue shall be based on audited financial statements certified by a nationally recognized independent accounting firm. Rentrak shall have the right, upon five (5) business days' advance written notice, to independently audit at its sole cost and expense, the books and records of Retailer in order to verify and confirm Retailer's gross revenues. As soon as they are available, but in no event later than ninety (90) days after the end of each calendar year, Retailer shall submit its audited financial statements (including balance sheet, income statement and statement of cash flow) to Rentrak. If Retailer fails to meet the Purchase Requirement for any given year (the "PPT Deficiency"), Rentrak shall provide Retailer with an invoice setting forth the amount of the PPT Deficiency. Retailer agrees to pay Rentrak an amount equal to twenty percent

Page 2 - SECOND ADDENDUM TO NATIONAL ACCOUNT AGREEMENT

     (20%) of the PPT Deficiency within thirty (30) days of the date of such invoice. For example, if Retailer had gross revenues equal to $10,000,000 and Retailer paid Rentrak $800,000 for Cassettes obtained pursuant to this Agreement, the PPT Deficiency would be $200,000 and the payment to Rentrak would be $40,000.

     Upon successfully completing an initial public offering of the Retailer's securities by filing a registration statement with the U.S. Securities and Exchange Commission and causing such securities to be traded on the National U.S. Stock Exchange or listed on the NASDAQ National Market System (the "Initial Public Offering"), the Purchase Requirement applicable to Retailer shall be reduced from ten percent (10%) to eight percent (8%). Notwithstanding the ten year term set forth in the preceding paragraph or any other provision herein to the contrary, the term of the Purchase Requirement shall, in the event Retailer does not successfully complete an Initial Public Offering prior to June 1, 1996, automatically change to a new twenty (20) year term, commencing June 1, 1996 and ending May 31, 2016.

     Retailer's ordering and purchase of Products shall be in full compliance with all terms and conditions contained in the PPT Agreement and First Addendum, as modified and supplemented by this Second Addendum and all Program Supplier or Rentrak established minimum and maximum ordering limitations and/or requirements and monthly communication charge requirements. In addition to the Purchase Requirement contained herein, Retailer may, but shall be under no obligation to order such other titles under PPT as it may determine, which order shall comply with and be subject to the terms of this Agreement, as modified and supplemented by the First and Second Addendum.

     With regard to ordering limitations imposed by certain Program Suppliers, if Retailer elects to carry a particular title in a Retail Location, Retailer shall be required to order a given title released by such Program Suppliers for each Retail Location of similar or larger size if Retailer orders the same title for one Retail Location (i.e. if Retail Location A, a store with average monthly revenues of $10,000 from the rental and sale of video cassettes, orders a certain title from a certain Program Supplier, Retailer shall be required to order the same title for all of Retailer's Retail Locations of similar or larger size to Retail Location A).

     SECTION 5(b) - In the event Rentrak or any of its subsidiaries offers any
     ------------
     non-video Cassettes through its PPT System (such as, for example, CDROM, SEGA, Nintendo or other programming, including but not limited to interactive media software), Retailer and Shareholder each agrees for a period of twenty (20) years from the date of the PPT Agreement to cause all Retail Locations to order and purchase all of their requirements of such non-video Cassettes exclusively from Rentrak; provided, however, that,
                                                   --------  -------
     Retailer shall not be required to order a particular non-video Cassette from Rentrak if Retailer obtains such product from a third party non-affiliated provider of such product for a price that matches or is more favorable than the price offered by Rentrak. Each calendar quarter Rentrak shall provide Retailer with a price list for its non-video Cassettes. As long as Rentrak's prices are better than the

Page 3 - SECOND ADDENDUM TO NATIONAL ACCOUNT AGREEMENT prices offered by third party unaffiliated suppliers of such product, Retailer shall order all of its requirements of such product exclusively from Rentrak until it receives an equal or lower priced offer (a "Competing Offer"). Upon receiving such an offer, Retailer shall notify Rentrak in writing of such offer and provide sufficient evidence of the Competing Offer to Rentrak. Rentrak shall have 24 hours upon receipt of notice of Competing Offer to offer a price that is lower than the one offered by the third party unaffiliated supplier. Anytime Rentrak fails to offer a more favorable price and Retailer purchases non-video Cassettes from another source, Retailer shall provide Rentrak with a true copy of the invoice for such product upon the request of Rentrak. The order and purchase provisions of the foregoing Section 5(a) can only be satisfied by the purchase of home video cassettes for rental under the PPT system, not by purchase of any non-video products under this Section 5(b).

     SECTION 39 - Termination Fee. Effective immediately, Section 39 of the
     ----------   ---------------
     First Addendum shall be amended in its entirety to read as follows:

     "Anything to the contrary set forth above notwithstanding, in the event that Ron Berger ceases to be employed by Rentrak and Retailer is acquired, directly or indirectly, by merger or otherwise by another entity, and the terms of that transaction require termination of the PPT Agreement before its expiration date as set forth herein, Retailer shall pay to Rentrak an amount equal to .3% of the Annualized Trend Revenues (as defined below) generated by Retailer's Retail Locations, prorated over the remainder of the term of the PPT Agreement up to a maximum amount of $1 million, as a termination fee. Rentrak may, in such event, elect to sell all of the shares of common stock that it then owns in Retailer (the "Stock") to Retailer and Retailer shall, in the event Rentrak makes such election to sell, purchase the Stock from Rentrak for a purchase price (the "Purchase Price") equal to the greater of (i) the total, aggregate consideration that Rentrak has paid for the Stock (whether cash, debt, debt forgiveness or otherwise), or (ii) an amount equal to the total, aggregate consideration to be paid by the entity acquiring or merging with Retailer under the terms of the acquisition or merger (whether cash, debt, debt forgiveness, stock or otherwise) multiplied by Rentrak's percentage stock ownership interest in Retailer. Rentrak shall have sole and absolute discretion in electing whether or not to sell the Stock to Retailer under the foregoing sentence and may, in its sole discretion, decide to retain ownership of the Stock. Upon Rentrak's receipt of said termination fee, and any handling fees, transaction fees, sell-thru fees, end of term buy-
     ---
     out fees, and any and all other fees, loans, accounts payable or other
               ---
     obligations owed to Rentrak under the PPT Agreement as modified by this Addendum or pursuant to any other agreement, including without limitation all agreements between Rentrak and Sulpizio One, Inc. and (in the event
                                                           ---
     Rentrak elects to sell the Stock to Retailer under the terms of this
     Section 39) cash payment of the Purchase Price of the Stock, the PPT Agreement and this Addendum shall terminate, and the parties shall be released of all further obligations thereunder, except as set forth in Sections 12 and 31 which provisions shall survive and continue as provided therein. Annualized Trend Revenues shall be defined as the actual total gross

Page 4 - SECOND ADDENDUM TO NATIONAL ACCOUNT AGREEMENT revenue of the Retailer for the previous calendar year, excluding sales tax, increased at the rate of 15% per year for each year remaining under the term of the PPT Agreement as modified by this Addendum. For purposes of computing Annualized Trend Revenue, the year in which the termination is made shall be treated as a full year for purposes of proration. For example, if Retailer had gross revenues (excluding sales tax) of $100,000 for the previous calendar year and termination was made as of September 30, 2003, the termination fee would be $741.75 ($115,000 + $132,250 x .3%).

4.   Additional Terms of the PPT Agreement. The following additional terms shall
     -------------------------------------
     be added to the PPT Agreement and First Addendum:

     SECTION 41 - Amendment to Exhibit A. Exhibit A to the First Addendum is
     ----------   ----------------------
     hereby amended by adding to Exhibit A the thirteen (13) additional Retail stores, the locations of which are set forth on Schedule 1 to this Second Addendum. The effect of said amendment is to cause such retail stores to be Retail Locations (as defined in the First Addendum) and subject to all of the terms contained in the PPT Agreement, First Addendum and Second Addendum.

Page 5 - SECOND ADDENDUM TO NATIONAL ACCOUNT AGREEMENT

     IN WITNESS WHEREOF, the parties have caused this Addendum to be executed as of the day and year first written above.

RENTRAK:                                RENTAL  CORPORATION


                                        By /s/ [illegible]
                                          -----------------------------
                                          Chief Accounting Officer

                                        By /s/ Ron Berger
                                          -----------------------------
                                          Ron Berger, President

RETAILER:                               LEE VIDEO CITY, INC.

                                        By /s/ Robert Y. Lee
                                          -----------------------------
                                          Robert Y. Lee, President

SHAREHOLDER:                            ROBERT Y. LEE

                                        By /s/ Robert Y. Lee
                                          -----------------------------
                                          Robert Y. Lee



Page 6 - SECOND ADDENDUM TO NATIONAL ACCOUNT AGREEMENT

                                   SCHEDULE 1



1.   #12, 156 Caldwell, Nampa, Idaho 83651

2.   #14, 2412 S. Apple Street, Boise, ID 83706

3.   #15, 4024 Fleur Drive, Des Moines, IA 50321

4.   #16, 2503 Easton Blvd., Des Moines, IA 50317

5.   #18, 3321 N. Cole Road, Boise, ID 83704

6.   #19, 1493 5. Broadway, Santa Maria, CA 93454

7.   #22, 1264 W. 14th Street, Des Moines, IA 50316

8.   #23, 1713 Sycamore Ave., Sioux Falls, SD 57103

9.   #24, 5403 W. 41st Street, Sioux Falls, SD 57106

10.  #26, 210 W. Sunshine, Suite A-D, Springfield, MO 65807

11.  #30, 1135 N. Quincy, Ottumwa, IA 52501

12.  #37, 1801 Hamilton Blvd., Sioux City, IA 51103

13.  #38, 1819 Morningside, Sioux City, IA 51106

                           THIRD ADDENDUM TO RENTRAK
                        NATIONAL ACCOUNT AGREEMENT AND
                          MODIFICATION OF FIRST RIGHT
                                  OF REFUSAL



     THIS THIRD ADDENDUM is made and entered into effective the 19 day of June, 1996, by and between RENTRAK CORPORATION, an Oregon corporation ("Rentrak"), MORTCO, INC., an Oregon corporation, and a wholly-owned subsidiary of Rentrak ("Mortco") and LEE VIDEO CITY, INC., a California corporation ("Retailer") and ROBERT Y. LEE, the majority shareholder of Retailer (the "Shareholder").

                                   RECITALS:

     WHEREAS, Rentrak and Retailer entered into a Rentrak National Account Agreement and First Addendum to Rentrak National Account Agreement (the "First Addendum"), both made as of December 16, 1994 and a Second Addendum to Rentrak National Account Agreement (the "Second Addendum") dated as of August 24, 1995 (as amended, the "National Account Agreement"), which agreement was guaranteed by Shareholder pursuant to the terms of the First Addendum;

     WHEREAS, Mortco and Retailer entered into a Right of First Refusal and Co-Sale Agreement dated December 16, 1994 (the "Right of First Refusal");

     WHEREAS, Mortco and Retailer entered into a Stock Purchase Agreement dated August 24, 1995 (the "Stock Purchase Agreement");

     WHEREAS, Retailer now wishes to sell eleven Video City retail locations (the "Non-California Stores") to Cianci's Videoland, Inc. ("Videoland");

     WHEREAS, the consent of Rentrak to such disposition is required under the terms of the National Account Agreement and the Stock Purchase Agreement; and

     WHEREAS, it is the intention of the parties that the terms and conditions of the National Account Agreement (as amended) and the Right of First Refusal Agreement each be modified as set forth herein to effect the sale of the Non-California Stores.

                                   AGREEMENT

     Accordingly, in consideration of the mutual promises and agreements contained herein, the parties hereto agree as follows:

     1) Rentrak agrees and consents to the sale of the Non-California stores pursuant to the terms and conditions of that Sale Agreement dated June 19, 1996, which has been previously supplied to Rentrak (the "Sale Agreement"), and further subject to execution by Videoland of the Assumption Agreement attached hereto as Exhibit A.

     2) Attached hereto as Exhibit B is a current list of all Lee Video City Retail Locations following completion of the Videoland transaction. That exhibit is and shall be incorporated into the National Account Agreement as Exhibit A and replaces Exhibit A currently appended thereto in its entirety.

     3) The personal guaranty of Robert Y. Lee set forth in the First Addendum to Rentrak National Account Agreement is and shall continue in force until Retailer has both (1) paid revenues in the sum of $194,106 per annum to Rentrak under the National Account Agreement from new retail locations not listed on Exhibit B to replace the revenues previously generated by the Non-California stores; and (2) Retailer has achieved four full consecutive calendar quarters of profitability as reflected in its financial statements prepared in accordance with generally accepted accounting principles consistently applied. For purposes of this Third Addendum, Retailer shall have replaced the revenues previously generated by the Non-California Stores when Retailer has paid Rentrak revenue sharing and handling fee payments equal to at least $194,106 for a full calendar year of the term of the National Account Agreement attributable from video cassette rentals under the National Account Agreement, which payments are derived solely from new Retailer Locations not currently participating or required to participate as of the date hereof on PPT under the National Account Agreement (e.g. Retail Locations not listed on Exhibit B hereto).

     4) Section 5 of the National Account Agreement is amended by adding the following Section 5(d):

          In addition to and not in substitution or modification of any other provision contained in this Section 5, for any month in which Rentrak or any of its subsidiaries offers at least two video Cassette titles through its PPT System which are video Cassette titles with box office revenues in excess of $10 million (as designated by Rentrak), Retailer and Shareholder each agree that, for such month, they shall cause all Retail Locations to order and purchase all of their requirements of at least one of such video Cassette titles exclusively from Rentrak. The revenues generated to Rentrak pursuant to complying with the provisions of this Section 5(d) shall be counted and credited toward the overall purchase requirement set forth in Section 5(a) hereof, provided, however, that ordering of and remitting payment for such titles shall be in addition to and not in substitution for any other ordering requirements set forth in this Section 5.

     5)   The Right of First Refusal is modified by deleting existing Section
1.1 and substituting the following language:

          The term of this Agreement shall commence on the date hereof and shall continue thereafter for a period ending on the date on which shares of the Company's common stock or preferred stock or any securities exercisable for or convertible into shares of such common or preferred stock (such common and preferred stock and such securities exercisable for or convertible into shares of such common or preferred stock being collectively referred to herein as the "Capital Stock") become, or are converted into, securities which have been registered under the Securities Exchange Act of 1934 and are fully tradable on internationally recognized securities exchange or on the National Association of Securities Dealers, in national market system and are not subject to any "lock-up" agreement or arrangement which would, in any way, limit the rights of Mortco to dispose of such stock (such time period being referred to as the "Rights Period").

     6) Unless defined herein, all capitalized term used herein have the meanings assigned to them in the document amended thereby.

     7) Unless otherwise stated herein, to the extent any term or provision of this Addendum is inconsistent with or in conflict with any term of the National Account Agreement, the First or Second Addendum, the Right of First Refusal or the Stock Purchase Agreement, this Third Addendum shall supersede and control any such provision is such other Agreement. Unless otherwise modified herein, all terms and conditions contained in the National Account Agreement, as amended, the Stock Purchase Agreement and the Right of First Refusal, shall remain in full force and effect. All transactions relating to PPT effected between the parties under the National Account Agreement on or after the effective date of this Third Addendum shall be governed by and subject to the National Account Agreement as modified and supplemented by the First, Second and this Third Addendum.

     8) This Third Addendum may be signed in counterparts, each of which may be considered an original, but all of which together shall form one and the same document.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.


                                        RENTRAK CORPORATION


                                        By
                                          -----------------------------

                                        Title
                                             --------------------------


                                        MORTCO, INC.


                                        By
                                          -----------------------------

                                        Title
                                             --------------------------

                                        LEE VIDEO CITY, INC.


                                        By /s/ Robert Y. Lee
                                          -----------------------------

                                        Title
                                             --------------------------


                                        SHAREHOLDER


                                        /s/ Robert Y. Lee
                                        -------------------------------
                                        ROBERT Y. LEE


                                        /s/ Robert Y. Lee
                                        -------------------------------
                                        ROBERT Y. LEE, as Guarantor